FOR RELEASE
March 9, 2017

Contact:
Rob Stewart
Tel +1 (949) 480-8311
rs@acaciares.com

ACACIA RESEARCH REPORTS
FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - March 9, 2017 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months and year ended December 31, 2016.

Fourth Quarter 2016 Results

•	Revenues were $21,969,000, as compared to $37,497,000 in the comparable prior year quarter.

•	GAAP net loss was $10,611,000, or $0.21 per diluted share, as compared to a GAAP net loss of $115,910,000, or $2.33 per diluted share for the comparable prior year quarter.

•
GAAP net loss for the fourth quarter of 2016 and 2015 includes noncash patent related impairment charges totaling $2,175,000 and $74,731,000, respectively, and the fourth quarter of 2015 includes a noncash goodwill impairment charge of $30,149,000.

•
Non-GAAP net income was $1,094,000, or $0.02 per diluted share, as compared to non-GAAP net income of $4,543,000, or $0.09 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents, restricted cash and short-term investments totaled $158,495,000 as of December 31, 2016.

Fiscal Year 2016 Results

•	Revenues were $152,699,000, as compared to revenues of $125,037,000 in the comparable prior year.

•	GAAP net loss was $54,067,000, or $1.08 per diluted share, as compared to a GAAP net loss of $160,036,000, or $3.25 per diluted share for the comparable prior year.

•
GAAP net loss for fiscal year 2016 and 2015 includes noncash patent related impairment charges totaling $42,340,000 and $74,731,000, respectively, and fiscal 2015 includes a noncash goodwill impairment charge of $30,149,000.

•
Non-GAAP net income was $31,543,000, or $0.62 per diluted share, as compared to non-GAAP net income of $8,959,000, or $0.18 per diluted share for the comparable prior year. See below for information regarding non-GAAP measures.

•	During fiscal year 2016 we acquired control of 2 new patent portfolios.

Investment in Veritone, Inc. In August 2016, Acacia Research Corporation formed a strategic partnership with Veritone, Inc. Veritone is a leading cloud-based Artificial Intelligence (“AI”) technology company that is pioneering next generation search and analytics through their proprietary Cognitive Media Platform™ (CMP). Under the partnership, Acacia will leverage its expertise to help Veritone build its patent portfolio and execute upon its overall intellectual property strategy. In order to enhance Veritone’s leadership position in the field of machine learning and AI, Acacia has provided $20 million in funding to Veritone in the form of two $10 million loans convertible into equity. Additionally, upon certain events and the achievement of milestones by Veritone, Acacia will have the opportunity to invest up to an additional $30 million in Veritone, for a total of up to $50 million.

Consolidated Financial Results - Overview
Financial results and operating activities during the periods presented included the following:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenues (in thousands)	$21,969	$37,497	$152,699	$125,037
GAAP net loss (in thousands)	$(10,611)	$(115,910)	$(54,067)	$(160,036)
Non-GAAP net income (in thousands)	$1,094	$4,543	$31,543	$8,959
GAAP diluted loss per share	$(0.21)	$(2.33)	$(1.08)	$(3.25)
Non-GAAP net earnings per common share - diluted	$0.02	$0.09	$0.62	$0.18
New agreements executed	9	12	39	63
Licensing and enforcement programs generating revenues	11	14	28	30

Summary Consolidated Financial Results
For the Three Months and Fiscal Years Ended December 31, 2016 and 2015

Revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenues (in thousands)	$21,969	$37,497	$152,699	$125,037

Fourth Quarter 2016 compared to Fourth Quarter 2015. Revenues in the fourth quarter of 2016 decreased $15,528,000, or 41%, to $21,969,000, as compared to $37,497,000 in the comparable prior year quarter. In the fourth quarter of 2016, three licensees individually accounted for 48%, 19% and 18% of revenues recognized, as compared to two licensees individually accounting for 64% and19% of revenues recognized during the fourth quarter of 2015.

Fiscal Year 2016 compared to Fiscal Year 2015. Fiscal year 2016 revenues increased $27,662,000, or 22%, to $152,699,000, compared to $125,037,000 in fiscal year 2015. In fiscal year 2016, three licensees individually accounted for 26%, 23% and 11% of revenues recognized, as compared to three licensees each individually accounting for 24%, 20% and 16% of revenues recognized in fiscal year 2015.

Cost of Revenues (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Inventor royalties	$3,313	$7,756	$22,730	$18,462
Contingent legal fees	4,238	3,901	26,474	16,169
Total inventor royalties and contingent legal fees	$7,551	$11,657	$49,204	$34,631

Fourth quarter 2016 revenues, less inventor royalties expense and contingent legal fees expense totaled $14,418,000, or 66% of related quarterly revenues, as compared to $25,840,000, or 69% of quarterly revenues, in the comparable prior year quarter.

Fiscal year 2016 revenues, less inventor royalties expense and contingent legal fees expense totaled $103,495,000, or 68% of related fiscal year 2016 revenues, as compared to $90,406,000, or 72% of related fiscal year 2015 revenues.

Inventor royalties and contingent legal fees expenses fluctuate period to period, based on the amount of revenues recognized each period and the economic terms of the patent portfolio partnering arrangements and contingent legal fee arrangements, if any, associated with the specific patent portfolios generating revenues each period.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Litigation and licensing expenses - patents	$5,463	$11,341	$27,858	$39,373

Fourth quarter and fiscal year 2016 litigation and licensing expenses-patents decreased 52% and 29%, respectively, due primarily to a net decrease in litigation support costs associated with patent trials and a decrease in patent prosecution and litigation expenses associated with ongoing licensing and enforcement programs. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Amortization of patents	$6,222	$13,113	$34,208	$53,067

Fourth quarter and fiscal year 2016 non-cash patent amortization charges decreased 53% and 36%, reflecting a decrease in scheduled amortization on existing patent portfolios due primarily to various patent portfolio impairment charges previously recorded in the fourth quarter of 2015 and the second quarter of 2016.

General and Administrative Expenses (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

General and administrative expenses	$5,748	$6,112	$23,857	$27,128
Non-cash stock compensation expense - G&A	3,308	2,460	9,062	11,048
Total general and administrative expenses	$9,056	$8,572	$32,919	$38,176

General and administrative expenses, excluding non-cash stock compensation expense, decreased $364,000 or 6% for the quarterly periods presented, and $3,271,000 or 12% for the fiscal periods presented. The decrease for the periods presented was due primarily to a decrease in personnel costs resulting from net staff reductions occurring during 2016 and 2015 and a decrease in non-recurring employee severance costs. The decrease was partially offset by an overall increase in variable performance-based compensation costs and an increase in corporate administrative costs (fiscal year 2016 only).

Non-cash stock compensation expense increased in the fourth quarter of 2016 due primarily to the grant of options with market-based performance conditions with graded vesting features resulting in higher non-cash stock compensation expense during the earlier stages of the applicable service period. Fiscal year 2016 non-cash stock compensation expense decreased due primarily to a decrease in the average grant date fair value for the shares expensed in the respective periods.

Impairment of Patent-Related Intangible Assets (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Impairment of patent-related intangible assets	$2,175	$74,731	$42,340	$74,731

Patent impairment charges decreased for the fourth quarter and fiscal 2016. The impairment charges for the periods presented reflect the impact of reductions in expected estimated future net cash flows for certain portfolios and certain patent portfolios that management determined it would no longer allocate resources to in future periods. The impairment charges consisted of the excess of the asset’s carrying value over its estimated fair value as of the applicable measurement date.

Impairment of Goodwill (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Impairment of goodwill	$—	$30,149	$—	$30,149

In the fourth quarter of fiscal 2015, in conjunction with our annual goodwill impairment testing, we performed a qualitative and quantitative impairment analysis of goodwill. Based upon the difference between the implied fair value of goodwill and the historical carrying value of goodwill, due primarily to the sustained decline in the Company's stock price and adverse litigation outcomes in the fourth quarter of 2015, we recognized a goodwill impairment charge totaling $30,149,000 in the fourth quarter of 2015.

Other Operating Expenses:

Fiscal year 2016 and 2015 operating expenses included expenses for court ordered attorney fees and settlement and contingency accruals totaling $500,000 and $4,141,000, respectively.

Income Taxes:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Provision for income taxes (in thousands)	$(2,414)	$(4,174)	$(18,188)	$(4,800)
Effective tax rate	29%	4%	50%	3%

Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of full valuation allowances recorded for foreign tax credit related tax assets generated during 2016 and 2015 and for net operating loss related tax assets generated in 2015. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	December 31, 2016	December 31, 2015

Cash and cash equivalents, restricted cash and investments	$158,495	$145,948
Accounts receivable	26,750	33,500
Total assets	296,003	347,901
Accounts payable and accrued expenses	14,283	17,347
Accrued patent portfolio investment costs	—	1,000
Royalties and contingent legal fees payable	13,908	14,878
Total liabilities	28,560	33,746

Summary Cash Flow Information:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net cash provided by (used in):
Operating activities	$10,842	$(12,104)	$34,061	$(9,949)
Investing activities	655	—	(40,630)	39,307
Financing activities	27	(10,448)	(1,114)	(28,601)

Patent Portfolio Investment Costs. Patent related upfront advances and scheduled milestone payments paid in fiscal year 2016 totaled $1,225,000, as compared to $19,504,000 ($16,700,000 accrued as of December 31, 2015)during the comparable prior year.

Quarterly Dividends Paid. Cash outflows from financing activities included cash dividends to shareholders totaling $25,434,000 for fiscal year 2015. The quarterly dividend was eliminated effective February 23, 2016.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, intangible asset impairment charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges, intangible asset impairment charges, and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent portfolio investment payments and intangible asset impairment charges, and estimates inherent in the capitalization and amortization or patent costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization and intangible asset impairment charges, allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, intangible asset impairment charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization and intangible asset impairment charges reflect the cost of certain patent portfolio investments, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio or written-off, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
_____________________________________________

A conference call is scheduled for today. The Acacia Research presentation will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 401-4669 for callers in the U.S. and Canada and (719) 325-2469 for international callers, both of whom will need to enter the conference ID 9518514 when prompted.

There will be a live webcast hosted by NASDAQ that will be available for 30 days and may be accessed at Acacia’s website at www.acaciaresearch.com.

Please contact Rob Stewart, SVP Investor Relations, for questions about this earnings release or other inquiries regarding Acacia Research Corporation. For additional details regarding the information contained herein, please refer to our Annual Report on Form 10-K for the year ended December 31, 2016, anticipated to be filed with the SEC on or about March 9, 2017.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (NASDAQ: ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments relating to the licensing and enforcement of patent rights and/or intellectual property rights in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent and forthcoming Current Reports on Form 8-K, and other SEC filings discuss some of the important risks that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risks affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenues	$21,969	$37,497	$152,699	$125,037
Operating costs and expenses:
Cost of revenues:
Inventor royalties	3,313	7,756	22,730	18,462
Contingent legal fees	4,238	3,901	26,474	16,169
Litigation and licensing expenses - patents	5,463	11,341	27,858	39,373
Amortization of patents	6,222	13,113	34,208	53,067
General and administrative expenses (including non-cash stock compensation expense of $3,308 and $9,062 for the three months and year ended December 31, 2016, respectively, and $2,460 and $11,048 for the three months and year ended December 31, 2015, respectively)	9,056	8,572	32,919	38,176
Research, consulting and other expenses - business development	557	860	3,079	3,391
Impairment of patent-related intangible assets	2,175	74,731	42,340	74,731
Impairment of goodwill	—	30,149	—	30,149
Other	—	250	500	4,141
Total operating costs and expenses	31,024	150,673	190,108	277,659
Operating loss	(9,055)	(113,176)	(37,409)	(152,622)

Total other income (expense)	592	—	798	(56)
Loss from operations before provision for income taxes	(8,463)	(113,176)	(36,611)	(152,678)
Provision for income taxes	(2,414)	(4,174)	(18,188)	(4,800)
Net loss including noncontrolling interests in operating subsidiaries	(10,877)	(117,350)	(54,799)	(157,478)
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	266	1,440	732	(2,558)
Net loss attributable to Acacia Research Corporation	$(10,611)	$(115,910)	$(54,067)	$(160,036)

Net loss attributable to common stockholders - basic and diluted	$(10,611)	$(116,039)	$(54,067)	$(160,730)

Basic and diluted loss per common share	$(0.21)	$(2.33)	$(1.08)	$(3.25)

Weighted average number of shares outstanding, basic and diluted	50,237,784	49,749,941	50,075,847	49,505,817

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income and EPS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

GAAP net loss	$(10,611)	$(115,910)	$(54,067)	$(160,036)

Add back:
Stock compensation expense	3,308	2,460	9,062	11,048
Patent amortization expense	6,222	13,113	34,208	53,067
Impairment of patent-related intangible assets	2,175	74,731	42,340	74,731
Impairment of goodwill	—	30,149	—	30,149

Pro forma non-GAAP net income	$1,094	$4,543	$31,543	$8,959

Pro forma non-GAAP net income attributable to common stockholders - diluted	$1,089	$4,449	$31,303	$8,682

Pro forma non-GAAP net earnings per common share — diluted	$0.02	$0.09	$0.62	$0.18
GAAP weighted-average shares — diluted	50,938,633	49,776,233	50,317,372	49,543,742

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$127,540	$135,223
Restricted cash	11,512	10,725
Short-term investments	19,443	—
Accounts receivable	26,750	33,500
Deferred income tax	—	210
Prepaid expenses and other current assets	3,245	4,219
Total current assets	188,490	183,877

Loan receivable and accrued interest	18,616	—
Investment in warrants	1,960	—
Property and equipment, net	127	272
Patents, net of accumulated amortization	86,319	162,642
Other assets	491	1,110
	$296,003	$347,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$14,283	$17,347
Accrued patent investment costs	—	1,000
Royalties and contingent legal fees payable	13,908	14,878
Total current liabilities	28,191	33,225

Deferred income taxes	—	210
Other liabilities	369	311
Total liabilities	28,560	33,746
Total stockholders’ equity	267,443	314,155
	$296,003	$347,901

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss including noncontrolling interests in operating subsidiaries	$(10,877)	$(117,350)	$(54,799)	$(157,478)
Adjustments to reconcile net loss including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	6,250	13,160	34,355	53,289
Non-cash stock compensation	3,308	2,460	9,062	11,048
Impairment of patent-related intangible assets	2,175	74,731	42,340	74,731
Impairment of goodwill	—	30,149	—	30,149
Other	(396)	18	(477)	(109)
Changes in assets and liabilities:
Restricted cash	2,529	(4)	(787)	(10,725)
Accounts receivable	26,950	(20,743)	6,750	(13,332)
Prepaid expenses and other assets	402	(50)	1,593	(619)
Accounts payable and accrued expenses / patent costs	(8,398)	(110)	(3,006)	2,570
Royalties and contingent legal fees payable	(11,101)	5,635	(970)	527

Net cash provided by (used in) operating activities	10,842	(12,104)	34,061	(9,949)

Cash flows from investing activities:
Investments in patents / patent rights	(225)	—	(1,225)	(19,504)
Advances to Investee	(10,000)	—	(20,000)	—
Purchases of property and equipment	—	—	(4)	(8)
Purchase of available-for-sale investments	—	—	(62,633)	(23,296)
Maturities and sales of available-for-sale investments	10,880	—	43,232	82,115

Net cash provided by (used in) investing activities	655	—	(40,630)	39,307

Cash flows from financing activities:
Repurchases of common stock	(57)	—	(82)	—
Dividends paid to shareholders	—	(6,343)	—	(25,434)
Distributions to noncontrolling interests in operating subsidiary	—	(4,105)	(1,358)	(4,105)
Proceeds from exercises of stock options	84	—	326	938

Net cash provided by (used in) financing activities	27	(10,448)	(1,114)	(28,601)

Increase (decrease) in cash and cash equivalents	11,524	(22,552)	(7,683)	757

Cash and cash equivalents, beginning	116,016	157,775	135,223	134,466

Cash and cash equivalents, ending	$127,540	$135,223	$127,540	$135,223

Business Highlights and Recent Developments(2)

Business highlights of the fourth quarter of 2016 and recent developments include the following:

Revenues for the three months ended December 31, 2016 included fees from the following technology licensing and enforcement programs:

•	Bone Wedge technology	•	Online Auction Guarantee technology
•	Broadband Communications technology	•	Optical Networking technology
•	Diamond and Gemstone Grading technology	•	Speech codes used in wireless and wireline systems technology
•	Gas Modulation Control Systems technology	•	Super Resolutions Microscopy technology
•	High Speed Circuit Interconnect and Display Control technology	•	Wireless Infrastructure and User Equipment technology
•	Microprocessor and Memory technology

•
Cellular Communications Equipment LLC signed a patent license agreement with Ericsson Inc. and Telefonaktiebolaget LM Ericsson. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Cellular Communications Equipment LLC signed a patent license agreement with Alcatel-Lucent USA, Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Diamond Grading Technologies LLC signed a settlement and patent license agreement with Gemological Institute of America, Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•	Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH entered into patent license agreements with HTC Corporation.
_______________________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries. All intellectual property investment, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Cellular Communications Equipment LLC, Diamond Grading Technologies LLC, Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.